Exhibit 99.1

Ault Alliance Sets 2024 Revenue Goals at $230-$240 Million

LAS VEGAS--(BUSINESS WIRE) – December 26, 2023 – Ault Alliance, Inc. (NYSE American: AULT), a diversified holding company (“Ault Alliance,” or the “Company”), today outlined its revenue objectives and other corporate initiatives for 2024. The Company is targeting gross consolidated revenue between $230 million and $240 million. Additionally, Ault Alliance reiterates that it has successfully completed the repayment of its $38.5 million senior secured debt as of December 14, 2023. The Company is updating the market with these projections based upon substantial growth at Sentinum, Inc. (“Sentinum”), its data center operations and Bitcoin mining sector, further complemented by the strong performance of its crane rental business, Circle 8 Crane Services, LLC (“Circle 8”).

These announcements mark significant achievements for the Company, showcasing its commitment to sustainable growth, financial discipline and enhancing stockholder value. The upcoming exchange offer alongside the debt repayment, highlight the Company’s efforts to improve its capital structure and future capital management strategy. The significant growth in Sentinum’s operations, along with Circle 8’s exceptional performance, demonstrate the Company’s dedication to its core verticals and commitment to these industries.

Milton “Todd” Ault III, Executive Chairman of Ault Alliance, emphasized, “Our revenue targets for 2024, the completed debt repayment, and our focus on our key business segments reflect our diversified approach to business growth and our commitment to enhancing stockholder value. Each of these sectors plays a critical role in our collective success, underscoring our ability to capitalize on emerging market opportunities and technological advancements.”

The Company notes that all estimates and other projections are subject to a number of factors that could result in decreased revenue for fiscal 2024, including, but in no way not limited to: (i) the unforeseen delays in completing the buildout of the Company’s new data center in Montana and the transfer of Bitcoin miners to that location from current third party hosted centers; (ii) the volatility in, and downward pressure on, Bitcoin’s market price; (iii) the increase in the Bitcoin mining difficulty level and the impact of the forthcoming halving; (iv) revenues and profits generated by its wholly owned subsidiary Ault Lending, LLC, which includes unrealized gains and losses on marketable securities from changes in prices, which can cause significant volatility between periods; and (v) a significant number of other factors that could adversely impact the results of production or operations.

For more information on Ault Alliance and its subsidiaries, Ault Alliance recommends that stockholders, investors, and any other interested parties read Ault Alliance’s public filings and press releases available under the Investor Relations section at www.Ault.com or at www.sec.gov.

About Ault Alliance, Inc.

Ault Alliance, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, Ault Alliance owns and operates a data center at which it mines Bitcoin and offers colocation and hosting services for the emerging artificial intelligence ecosystems and other industries, and provides mission-critical products that support a diverse range of industries, including a metaverse platform, oil exploration, crane services, defense/aerospace, industrial, automotive, medical/biopharma, consumer electronics, hotel operations and textiles. In addition, Ault Alliance extends credit to select entrepreneurial businesses through a licensed lending subsidiary. Ault Alliance’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.Ault.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.gov and on the Company’s website at www.Ault.com.

Ault Alliance Investor Contact:

IR@Ault.com or 1-888-753-2235